Exhibit 99.1


        Orion HealthCorp Announces First Quarter 2007 Results


    ATLANTA--(BUSINESS WIRE)--May 14, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the first quarter ended March 31, 2007.

    For the three months ended March 31, 2007, net operating revenues were $8.3 million, a 48% increase over the $5.6 million for the same period in the prior year and a 22% increased over the $6.8 million reported in the fourth quarter of 2006. Net loss for the first quarter of 2007 was $786,000, or $0.01 per basic share, compared with net income of $771,000, or $0.07 per basic share, for the first quarter of 2006 and a net loss of $3.9 million for the fourth quarter of 2006. Results for the quarter ended March 31, 2007 included revenues and expenses for Rand Medical Billing and the On Line companies, which the Company acquired in December 2006. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $233,000 for the first quarter of 2007 as compared with an EBITDA loss of $73,000 for the first quarter ended March 31, 2006. (A reconciliation of EBITDA to net income for the first quarter is provided on the attached unaudited consolidated condensed statements of operations.)

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "The positive momentum that began last year carried over into the first quarter. Revenue increased substantially both year over year and sequentially as our two recent acquisitions became fully integrated and positive contributors. Excluding discontinued operations, EBITDA was up to $233,000 compared with a loss of $73,000 in the first quarter of last year. Our results are consistent with our expectations, and we believe we can maintain this momentum throughout the remainder of the year."

    The results for the three months ended March 31, 2007 and 2006, respectively, include the consolidated results of Orion HealthCorp, including its two reportable segments: Practice Management, which provides business and management services to pediatric physician groups, and Revenue Cycle Management, which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" and certain assets of Integrated Physician Services (IPS) are reported as discontinued operations for the three months ended March 31, 2007 and 2006. Certain reclassifications have been made in the 2006 financial statements to conform to the reporting format in 2007. Such reclassifications had no effect on previously reported earnings. In addition, the first quarter 2006 financial statements were restated to reflect operations discontinued subsequent to the first quarter of 2006.

    The Company also announced the results of its 2007 annual meeting of shareholders, which was held on May 9, 2007. With 98% of Orion's shareholders casting their votes, Orion shareholders elected the following directors to serve until the annual meeting in 2008:
Terrence L. Bauer; Paul H. Cascio; Michael J. Finn; David Crane; and Joseph M. Valley, Jr. In addition, shareholders ratified the appointment of UHY, L.L.P. as the Company's independent public auditors for 2007.

    In closing, Mr. Bauer added, "The healthcare environment is conducive to the growth of revenue cycle management and practice management companies. Increasing costs, complex regulations and decreased reimbursement are forcing physicians to seek outsourcing alternatives. With our head of business development, Jay McBurney, in place, we are actively pursuing multiple organic growth opportunities. In our view, we are ideally positioned to add value to physicians and create value for our shareholders."

    The live broadcast of Orion HealthCorp's first quarter conference call will begin at 11:00 a.m. Eastern Time on Tuesday, May 15, 2007. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies and integrate acquisitions, including the expense and impact of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.




                        ORION HEALTHCORP, INC.
      Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                                                 Three Months Ended
                                                      March 31,
                                               -----------------------
                                                  2007        2006
                                               ----------- -----------
                                               (Unaudited) (Unaudited)
Net operating revenues                             $8,285      $5,609
Operating expenses                                  8,761       6,087
                                               ----------- -----------

Loss from continuing operations before other
 income (expense)                                    (476)       (478)
Other income (expense), net                          (340)        546
                                               ----------- -----------
Income (loss) from continuing operations             (816)         68
Income from operations of discontinued
 components                                            30         703
                                               ----------- -----------

Net income (loss)                                   $(786)       $771
                                               =========== ===========

Weighted average common shares outstanding:
  Basic                                           105,493      12,428
  Diluted                                         105,493      84,127

Income (loss) per share:
  Basic:
     Net income (loss) per share from
      continuing operations                        $(0.01)      $0.01
     Net income per share from discontinued
      operations                                     0.00        0.06
                                               ----------- -----------
         Net income (loss) per share               $(0.01)      $0.07
                                               =========== ===========

  Diluted:
     Net income (loss) per share from
      continuing operations                        $(0.01)      $0.00
     Net income per share from discontinued
      operations                                     0.00        0.01
                                               ----------- -----------
         Net income (loss) per share               $(0.01)      $0.01
                                               =========== ===========


Reconciliation of EBITDA to net loss:
EBITDA                                               $233        $(73)
  Less: Depreciation and amortization                (709)       (405)
  Less: Total other income (expenses), net           (340)        546
  Less: Income from operations of discontinued
   components, including net gain on disposal          30         703
                                               ----------- -----------
         Net income (loss)                          $(786)       $771
                                               =========== ===========


                        ORION HEALTHCORP, INC.
                Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                March 31,   Dec. 31,
                                                  2007        2006
                                               ----------- -----------
                                               (Unaudited)
Current assets:
  Cash and cash equivalents                          $249        $644
  Accounts receivable, net                          3,395       3,575
  Inventory                                           366         278
  Prepaid expenses and other current assets           635         407
  Assets held for sale                                524         502
                                               ----------- -----------
     Total current assets                           5,169       5,406

Property and equipment, net                           676         711

Other long-term assets:
  Intangible assets, including goodwill, net       21,628      22,158
  Other assets, net                                 1,807       1,908
                                               ----------- -----------
     Total other long-term assets                  23,435      24,066
                                               ----------- -----------
       Total assets                               $29,280     $30,183
                                               =========== ===========

Current liabilities:
  Accounts payable and accrued expenses            $6,480      $6,938
  Current portion of capital lease obligations
   and long-term debt                               2,282       1,847
  Current portion of long-term debt held by
   related parties                                    550         325
  Liabilities held for sale                           163         159
                                               ----------- -----------
     Total current liabilities                      9,475       9,269
                                               ----------- -----------

Long-term liabilities:
  Capital lease obligations and long-term
   debt, net of current portion                     6,858       6,989
  Long-term debt, net of current portion, held
   by related parties                               4,256       4,541
                                               ----------- -----------
     Total long-term liabilities                   11,114      11,530
                                               ----------- -----------

Stockholders' equity:
  Preferred stock, par value $0.001;
   20,000,000 shares authorized; no shares
   issued and outstanding                              --          --
  Common stock, Class A, par value $0.001;
   300,000,000 shares authorized and
   105,499,487 and 105,374,487 shares issued
   and outstanding at March 31, 2007 and
   December 31, 2006, respectively                    105         105
  Common stock, Class D, par value $0.001;
   50,000,000 shares authorized and 24,658,955
   shares issued and outstanding at March 31,
   2007 and December 31, 2006                          25          25
  Additional paid-in capital                       63,969      63,876
  Accumulated deficit                             (55,370)    (54,584)
  Treasury stock - at cost; 9,140 shares              (38)        (38)
                                               ----------- -----------
     Total stockholders' equity                     8,691       9,384
                                               ----------- -----------
       Total liabilities and stockholders'
        equity                                    $29,280     $30,183
                                               =========== ===========



    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, Chief Executive Officer, 678-832-1800 or
             Stephen H. Murdock, Chief Financial Officer, 678-832-1800